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                                                                  Exhibit 10(a)4
                                     ALLETE
                EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
                                  STOCK GRANT
                     [PRESIDENT OF ALLETE PROPERTIES, LLC]



Name

SS #


In accordance with the terms of ALLETE's Executive Long-Term Incentive Compensation Plan (the "Plan"), as determined by and through the Executive Compensation Committee of ALLETE's Board of Directors, ALLETE hereby grants to you (the "Participant") the right to receive ALLETE Common Stock, as set forth below, subject to the terms and conditions set forth in this Grant (including Annex A hereto and all documents incorporated herein by reference):


     Number of Shares of ALLETE Common Stock:

     Date of Grant:                                     February 1, 2006

     Vesting Period:                                    30% on February 1, 2007
                                                        30% on February 1, 2008
                                                        40% on February 1, 2009

This Grant is made in accordance with the Plan, which was approved by ALLETE's shareholders at the 2005 Annual Meeting.

Further terms and conditions of the Grant are set forth in Annex A hereto, which is an integral part of this Grant.

All terms, provisions and conditions set forth in the Plan and not set forth herein are incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.

IN WITNESS WHEREOF, ALLETE has caused this Grant to be executed by its Chairman, President and Chief Executive Officer as of the date and year first above written.



                                     ALLETE



                                     By:________________________________________
                                                Chairman, President and CEO




Attachment:  Annex A


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                                     ANNEX A
                                       TO
                                     ALLETE
                 EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
                                   STOCK GRANT
                      [PRESIDENT OF ALLETE PROPERTIES, LLC]

     1. FURTHER TERMS AND CONDITIONS OF STOCK GRANT. The Grant of Shares evidenced by the Grant to which this is annexed is subject to the following additional terms and conditions:

     (a) DIVIDEND EQUIVALENTS. The Participant shall not receive Dividend Equivalents with respect to the number of Shares subject to the Grant.

     (b) PAYMENT. Subject to the provisions of subsection (c) hereof, payment shall be made within two and one half months after the end of the vesting period, after withholding Shares equal in value to the Participant's income tax obligation via a deposit of ALLETE common stock into an account in the ALLETE Invest Direct plan.

     (c) PAYMENT UPON DEATH, RETIREMENT, DISABILITY, FORFEITURE OF UNVESTED SHARES UPON UNSATISFACTORY JOB PERFORMANCE, OR OTHER TERMINATION OF EMPLOYMENT.

     (1) During the Vesting Period (i) if the Participant retires pursuant to the terms of a tax qualified retirement plan of ALLETE or a Subsidiary or upon such other retirement as may be approved by the Committee, (ii) in the event of the death of the Participant while in the employ of ALLETE or a Subsidiary, or (iii) in the event of the termination of the employment of the Participant due to Disability (as defined in Section 22(e)(3) of the Code), all unvested Shares of Stock shall vest and be paid within two and one half months after such event to the Participant (or the Participant's beneficiary or estate). The payment shall be prorated based upon the number of whole calendar months within the three year Vesting Period which had elapsed as of the date of death, retirement or termination due to Disability in relation to the number of calendar months in the three year Vesting Period. A whole month is counted in the calculation if the Participant was in the position as of the 15th of the month.

     (2) If prior to payment of all Shares, the Participant is demoted, or ALLETE or a Business Unit determines, in its sole discretion, that the Participant's job performance is unsatisfactory, ALLETE reserves the right to cancel or amend the Participant's grant relating to any unpaid Shares, with the result that some portion or all of the Participant's unpaid Shares are forfeited.

     (3) If the Participant's employment with ALLETE or any Subsidiary terminates for any reason other than death, Disability or retirement, as specified in subsection (c)(1) hereof, all Shares to the extent not yet vested shall, except as otherwise provided by the Committee, be forfeited on the date of such other termination of employment.


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     2.   RATIFICATION OF ACTIONS. By receiving the Grant or other benefit under the Plan, the Participant and each person claiming under or through Participant shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Grant by ALLETE, the Board or the Committee.

     3. NOTICES. Any notice hereunder to ALLETE shall be addressed to ALLETE, 30 West Superior Street, Duluth, Minnesota 55802, Attention: Manager - Executive Compensation and Employee Benefits, Human Resources, and any notice hereunder to the Participant shall be directed to the Participant's address as indicated by ALLETE's records, subject to the right of either party to designate at any time hereafter in writing some other address.

     4. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

     5. GOVERNING LAW AND SEVERABILITY. To the extent not preempted by the Federal law, the Grant will be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law provisions. In the event any provision of the Grant shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Grant, and the Grant shall be construed and enforced as if the illegal or invalid provision had not been included.